Exhibit 99.1

First Quarter 2014 Investor Update

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT(S) REGARDING FORWARD-LOOKING STATEMENTS” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission on May 12, 2014 and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 27, 2014. This electronic presentation is provided as of May 15, 2014. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Member System Update Vogtle 3 & 4 Construction Update DOE and RUS Loan Updates Financial and Operational Results Presenters and Agenda Mike Price Executive Vice President and Chief Operating Officer Betsy Higgins Executive Vice President and Chief Financial Officer 3

Overview of Oglethorpe Power Corporation Business Generating Resources Ratings Member-owned not-for-profit Georgia electric membership corporation. Wholesale electric provider to 38 Member distribution coops in Georgia. Take or pay, joint and several Wholesale Power Contracts with Members through December 2050. Allows for recovery of all costs, including debt service. Members’ peak load: Summer 9,353 MW (2012); Winter 9,354 MW (2014). Largest electric cooperative in the United States by assets, among other measures. Generating assets total approximately 7,800 MW, including: 1,240 MW currently sold off-system. 712 MW of Member-owned generation managed by us. Also schedule 562 MW of federal hydropower for Members. Expanding generation by 660 MW with 30% of Vogtle 3&4. Senior Secured/ Outlook/ Short-Term Moody’s:Baa1/Stable/P-2 S&P: A/Stable/A-1 Fitch: A/Negative/F1 Financial 2013 revenues of over $1.2 billion. Total assets of over $9.0 billion. SEC filing company. 4

 Serve 1.8 million meters, representing approximately 4.1 million people. Members’ territory covers about 38,000 square miles, approximately 2/3 of the land area of Georgia. Includes 151 out of 159 counties in Georgia. No residential competition. Exclusive right to provide retail service in designated service territories. Competition only at inception for C&I loads in excess of 900kW. Members’ Load MWh Sales of 35 million in 2013. Average Residential Revenue of 11.0 cents/kWh in 2013. 66% residential. Member Systems at a Glance = Oglethorpe’s Members Members’ Service Territory and Competition Member Average Financial Ratios1 TIER: 1.92x Equity/Assets: 41% Equity/Total Capitalization: 48% Members’ Aggregate Financial Metrics1 Total Annual Revenues: $3.7 billion Total Net Margins: $150 million Total Patronage Capital: $3.0 billion Total Assets: $7.4 billion 1 Year ended 12/31/2013. Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. 2013 Member Customer Base by MWh Sales Commercial and Industrial 31% Residential 66% Other 3% Revenue Contribution to Oglethorpe In 2013, Cobb EMC and Jackson EMC accounted for 13.2% and 10.9% of our total revenues, respectively. No other Member over 10%. 5

Members’ Stable Financial History Note: For detailed financial and statistical information (2011-2013) on Oglethorpe’s Members, see Exhibit 99.1 filed with Oglethorpe’s Form 10-Q for the quarter ended 3/31/2014. (Exhibits are available on EDGAR, but not on Oglethorpe’s website). 6

Members’ Competitive Position through 2013 (a) Source: Georgia Power Company Form 10-K. U.S. Residential Retail Average (2013) = 12.12 cents per kWh (a) 7

Capacity and Energy (a) Includes Oglethorpe and Smarr EMC resources. Capacity reflects planning capacity. Member Sales Member & Non-Member Sales 2013 Energy(a) 2014 Capacity(a) 8 Rocky Mountain Pumped Storage Hydro Sewell Creek Energy Facility Chattahoochee Energy Facility Hawk Road Energy Facility Plant Wansley Talbot Energy Facility Hartwell Energy Facility Plant Vogtle Plant Hatch Doyle Generating Plant Smarr Energy Facilitiy Plant Scherer Thomas A. Smith Energy Facility

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)[(a)]	2013 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	89%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	94%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,001	66%	-
Plant Wansley [(b)]	2	Coal	30%	Georgia Power	523	7%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	458	66%	-
Thomas A. Smith Energy Facility - CC	2	Gas	100%	Oglethorpe	1,240	20%	-
Doyle I, LLC Generating Plant - CTs	5	Gas	100%	Doyle I, LLC	348	1%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	476	0%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	296	1%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	661	2%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	13%	2027
Subtotal	30				7,035		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	712	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)[(c)]	-	Hydro	-		562	-	-
Grand Total	**36**				**8,309**		

(a) These capacity amounts are the amounts used for 2014 summer reserve planning purposes.

(b) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(c) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. The Members' total allocation is 618 MW, of which Oglethorpe schedules 562 MW.

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Construction of New Units at Plant Vogtle Conceptual Drawing of Vogtle Units 3 & 4 Georgia Power 45.7% Oglethorpe Power 30.0% MEAG 22.7% Dalton Utilities 1.6% 10

Overview 30% share (660 MW) of 2,200 MW Westinghouse AP1000 units at existing Vogtle site. $4.5 billion estimated total cost to Oglethorpe (including AFUDC and contingency), which assumes commercial operation in 4th quarter of 2017 and 2018 for Units 3 and 4, respectively. Vogtle 3 & 4 Project Update $2.1 billion spent through 3/31/2014 Actuals Forecasts DEC 2011 DCD Final Rule Effective 2005 2017 2016 2015 2014 2013 2012 2011 2010 2009 2006 2007 2008 2018 MAY 2005 Development Agreement MAR 2008 Filed COL with NRC APR 2006 Definitive Agreements MAY 2010 Signed DOE Conditional Term Sheet 2018 Unit 4 In-Service AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA 2017 Unit 3 In-Service AUG 2011 NRC Completed Work on FSER for both AP1000 DCD and COL FEB 2012 COLs Issued MAR 2013 Unit 3 First Nuclear Concrete 11 FEB 2014 Start of DOE Funding NOV 2013 Unit 4 First Nuclear Concrete

Vogtle 3 & 4 Construction Update Assembling CA05 Module in MAB  Set Containment Vessel Bottom Head Set Condenser Shells in Turbine Island  Condenser Assembly Cooling Tower above 300’  Cooling Tower above 50’ Set CA05 (Wall Module)  Module Fabrication Set Containment Vessel Lower Ring  Nuclear Island Concrete Walls Complete Cooling Tower  Turbine Island Vertical Construction Unit 3 Unit 4 Upcoming Progress

Vogtle 3 & 4 Financing Plan 5.95% 30 Yr Bullet 5.39% 30 Yr Bullet 5.26% 39 Yr Bullet Vogtle 3 & 4 investment through 3/31/2014 totaled $2.1 billion. $2.09 billion issued to date (46% of estimated total project cost). Interest rates set on $2.27 billion(a) at weighted average rate of 4.75%. Using commercial paper for interim financing. 4.23% 30 Yr Bullet(b) (a) In addition to the $725 million advance from the DOE, the interest rate on future DOE borrowings of $180 million for capitalized interest was set when initial funds were advanced. Weighted average interest rate includes this DOE debt and $1.36 billion of first mortgage bonds issued from 2009-2012. (b) $211 million of the $250 million series 2012A First Mortgage Bond was allocated to Vogtle Units 3 & 4. First Mortgage Bonds DOE Debt Anticipated DOE Debt to be Issued Anticipated First Mortgage Bonds to be Issued 13 3.87% 30 Yr Amortizing

RUS & DOE Loan Status Total Amount Outstanding under All RUS Guaranteed Loans: $2.7 billion Purpose/Use of Proceeds Approved Advanced (to date) Remaining Amount Approved Loans General & Environmental Improvements $310,228,000 $205,569,173 $104,658,827 Hawk Road Energy Facility 203,100,000 132,657,993 70,442,007 General Improvements 127,703,000 84,485,217 43,217,783 General & Environmental Improvements 230,050,000 - 230,050,000 $871,081,000 $422,712,383 $448,368,617 14 Purpose/Use of Proceeds Approved Advanced (to date) Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $725,000,000 $1,996,597,857 Capitalized Interest 335,471,604 5,299,909 (b) 330,171,695 $3,057,069,461 (c) $730,299,909 $2,326,769,552 (a) RUS and DOE guaranteed loans are funded through Federal Financing Bank. (b) Represents accrued capitalized interest being financed with the DOE guaranteed loan. (c) Aggregate borrowings under the Facility may not exceed the lesser of 70% of Eligible Project Costs or the amount shown. RUS Guaranteed Loans(a) as of April 30, 2014 DOE Guaranteed Loan(a) as of April 30, 2014

Bank Credit Facilities Term of Facilities Plus Optional Term Out Until 2043 $210M CFC Unsecured Time Now 15 $40M CFC Incremental Secured Term Loan Commitment(a) (a) Issued under a $250 million secured term loan agreement, however outstanding advances under the CFC $210 million line of credit reduce the availability to borrow under this secured term loan agreement. Bank of America, N.A. (Admin. Agent) 210 $ CoBank 150 $ SunTrust Bank 130 $ Wells Fargo Bank 125 $ Royal Bank of Canada 110 $ Bank of Montreal 100 $ Bank of Tokyo - Mitsubishi 100 $ Mizuho 80 $ JPMorgan Chase 60 $ Fifth Third Bank 50 $ Goldman Sachs Bank 50 $ US Bank 50 $ PNC Bank 40 $ Chang Hwa Commercial Bank 10 $

Oglethorpe’s Available Liquidity as of May 9, 2014 Borrowings Detail $251.4 MM Letter of Credit Support for VRDBs/T.A. Smith $160.0 MM Capital Expenditures for Existing Facilities $100.6 MM Vogtle Interest Rate Hedging $ 41.9 MM Vogtle Interim Financing Represents 740 days of liquidity on hand (excluding Cushion of Credit). 16

Rate Structure Assures Recovery of All Costs + Margin Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required). Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Note: First Mortgage Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under First Mortgage Indenture. Achieved 1.14x MFI since 2010. Budget of 1.14x MFI for 2014. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin. Annual budget and rate adjustments to reflect budget changes are generally not subject to approval of RUS, DOE or any other regulatory authority. Changes to rate formula are subject to RUS and DOE approval. (Projected) Margin Coverage 17 1.10 1.10 1.10 1.10 1.12 1.14 1.14 1.14 1.14 1.14 $17.7 $18.2 $19.1 $19.3 $26.4 $33.7 $37.7 $39.3 $41.5 $47.2 $0.0 $25.0 $50.0 1.05 1.10 1.15 1.20 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Margin (MM) MFI Coverage

Income Statement Excerpts 18 Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x each year, starting in 2010, above the minimum 1.10x ratio required by the Indenture, and the 2014 Budget also includes a 1.14x MFI ratio. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10. December 31, ($ in thousands) 2014 2013 2013 2012 2011 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $334,759 $286,653 $1,166,618 $1,204,008 $1,224,238 Sales to Non-Members 32,541 19,261 78,758 120,102 166,040 Operating Expenses 297,443 238,360 1,013,852 1,102,277 1,152,458 Other Income 11,659 9,554 43,433 61,487 44,264 Net Interest Charges 62,293 55,084 233,477 244,000 244,347 Net Margin $19,223 $22,024 $41,480 $39,320 $37,737 Margins for Interest Ratio (a) n/a n/a 1.14x 1.14x 1.14x Sales to Members Average Power Cost (cents/kWh) 6.83 6.90 6.29 5.77 6.25 Sales to Members (MWh) 4,905,224 4,153,662 18,549,886 20,852,826 19,574,145 Year Ended March 31, Three Months Ended

First Quarter Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 19

Balance Sheet Excerpts 20 (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has financial covenants in certain of its credit agreements, pursuant to which it is currently required to maintain minimum total patronage capital of $675 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. March 31, ($ in thousands) 2014 2013 2012 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,430,037 $4,434,728 $4,034,620 CWIP 2,290,024 2,212,224 2,240,920 Nuclear Fuel 347,044 341,012 321,196 Total Electric Plant 7,067,105 6,987,964 6,596,736 Cash and Cash Equivalents 218,493 408,193 298,565 Total Assets $9,046,994 $9,095,212 $8,314,566 Capitalization: Patronage Capital and Membership Fees $733,712 $714,489 $673,009 Accumulated Other Comprehensive Margin (Deficit) (153) (549) 903 Subtotal $733,559 $713,940 $673,912 Long-term Debt and Obligations under Capital Leases 6,914,526 6,939,249 5,920,073 Long-term Debt and Capital Leases due within one year 153,772 152,153 168,393 Other 15,639 15,379 14,392 Total Long-Term Debt and Equities $7,817,496 $7,820,721 $6,776,770 Equity Ratio (a) 9.4% 9.1% 9.9% December 31,

Equity of Oglethorpe and its Members 21 Oglethorpe’s debt is not the direct obligation of its Members and, as a result, the capital of its Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. Includes long-term debt and capital leases due within one year, to correspond to Oglethorpe’s First Mortgage Indenture calculation. Key Point: Our Members have a greater stake in Oglethorpe than our equity ratio indicates. The Members are not only our owners, but are also our customers and through their Wholesale Power Contracts with us, the Members’ financial commitment goes well beyond the amount of patronage capital they hold in us. FYE 2013 ($ Millions) Patronage Capital Total Capitalization Equity Ratio 38 Members (a) $3,017 $6,285 48% Oglethorpe $714 $7,821 (b) 9%

Key Financial Activities Credit Facilities Debt Issuances Other Events 22 Closed on DOE Loan Guarantee and Received $725 Million Initial Advance Renewal of $1.265 Billion Revolver Anticipate $250 Million First Mortgage Bond Offering Upcoming Q2 2014 Q1 2014 Q3 2014 Q4 2014 Evaluate Renewal of CoBank Credit Facility Anticipate $88 Million DOE Loan Advance Signed Gas Transportation Contract with Transco for Firm Transportation to T.A. Smith(a) (a) Base term of 25 years, annual fixed charge of $38 Million starting in 2017.

Liquidity Net Margin Wholesale Power Cost Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.22% (dollars in millions) Secured LT Debt (03.31.2014): $6.93 billion Weighted Average Cost: 4.593% Equity/Capitalization Ratio: 9.4% 2014 1.14 MFI March 31, 2014 2014 23 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Rate Management Programs. March 31, 2014 Actuals Forecast Note: Forecast liquidity assumes $250 million first mortgage bond issue in late May, which may alternatively occur in June.

One of the largest electric cooperatives in the United States. Oglethorpe has take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS and DOE approval. Members are not subject to regulation for rate setting purposes. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance. Oglethorpe is a Strong, Stable Credit 24

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. (Exhibits to Oglethorpe’s SEC filings are available on EDGAR but not on its website.) Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. For additional information please contact: Additional Information 25 Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240